UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2026

IHEARTMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20880 Stone Oak Parkway
San Antonio, Texas 78258
(Address of principal executive offices)
Registrant’s telephone number, including area code: (210) 253-5000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IHRT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2026, iHeartMedia, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the second amendment (the “Amendment”) to the Company’s 2021 Long-Term Incentive Award Plan (the “2021 Plan”). The Amendment was adopted by the Board of Directors (the “Board”) on April 7, 2026, and became effective upon stockholder approval at the Annual Meeting.

The Amendment amends the 2021 Plan and makes the following material changes to the 2021 Plan (as amended, the “Amended Plan”):

(i)Increases the number of shares of the Company’s Class A common stock available for issuance by 13,000,000 shares, such that an aggregate of 32,000,000 shares of the Company’s Class A common stock are reserved for issuance under the Amended Plan;

(ii)Increases the number of shares of the Company’s Class A common stock that may be granted as incentive stock options under the Amended Plan by 13,000,000 shares, such that an aggregate of 32,000,000 shares of the Company’s Class A common stock may be granted as incentive stock options under the Amended Plan; and

(iii)Extends the right to grant awards under the Amended Plan through June 4, 2036; provided that incentive stock options may not be granted under the Amended Plan after April 7, 2036.

The terms and conditions of the Amended Plan are described in the section entitled “Proposal Four – Approval of the Second Amendment to the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2026. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As noted above, the Annual Meeting was held on June 4, 2026. A total of 108,420,096 shares of the Company’s Class A common stock were present electronically or represented by proxy at Annual Meeting, representing approximately 83.39% of the 130,004,255 shares of Class A common stock that were outstanding and entitled to vote at the Annual Meeting. The following are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 17, 2026.

Proposal 1 - Election of Robert W. Pittman, James A. Rasulo, Richard J. Bressler, Samuel E. Englebardt, Robert Millard, Cheryl Mills, Graciela Monteagudo and Kamakshi Sivaramakrishnan to the Company’s Board of Directors, each for a one-year term ending at the Company’s 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Robert W. Pittman	98,198,349	1,264,361	8,957,386
James A. Rasulo	90,172,403	9,290,307	8,957,386
Richard J. Bressler	98,272,353	1,190,357	8,957,386
Samuel E. Englebardt	92,222,506	7,240,204	8,957,386
Robert Millard	92,249,273	7,213,437	8,957,386
Cheryl Mills	91,757,728	7,704,982	8,957,386
Graciela Monteagudo	98,223,356	1,239,354	8,957,386
Kamakshi Sivaramakrishnan	98,231,980	1,230,730	8,957,386

Proposal 2 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
105,605,578	2,064,752	749,766	0

Proposal 3 - Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
83,318,864	15,393,581	750,265	8,957,386

Proposal 4 - Approval of the second amendment to the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
94,485,819	4,225,053	751,838	8,957,386

Based on the foregoing votes, Robert W. Pittman, James A. Rasulo, Richard J. Bressler, Samuel E. Englebardt, Robert Millard, Cheryl Mills, Graciela Monteagudo and Kamakshi Sivaramakrishnan were elected as directors, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified, and Proposals 3 and 4 were approved.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Amendment to the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan, effective June 4, 2026.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: June 4, 2026	By:	/s/ David Hillman
David Hillman
Executive Vice President, Chief Legal Officer and Secretary